Exhibit 99.1

Sirius Group Launches Sales Process in Collaboration with its Majority Shareholder

Hamilton, Bermuda - March 27, 2020 - Sirius International Insurance Group, Ltd. (Nasdaq:SG) ("Sirius Group" or the "Company") today announced it has expanded its strategic review and launched a formal process to sell the Company.

The Board of Directors of Sirius Group previously engaged Barclays Capital Inc. (“Barclays”) to assist in the review of the terms of a capital raise transaction as compared to other potential strategic alternatives for Sirius Group, and delegated to a committee comprised of independent directors (“Strategic Review Committee”) the review of such strategic alternatives and to submit a recommendation for approval by Sirius Group’s Board of Directors.

After reviewing multiple expressions of interest from third parties to acquire Sirius Group with representatives of CM Bermuda Limited, Sirius Group’s majority shareholder, the Strategic Review Committee approved the launch of a formal sales process for Sirius Group.

The sales process for Sirius Group will be overseen by the Strategic Review Committee, as advised by Barclays, in collaboration with a Transaction Advisory Committee including representatives of CM Bermuda Limited and its advisors.

Kernan (Kip) V. Oberting, President and Chief Executive Officer of Sirius Group said, “I am pleased that we have secured CM Bermuda Limited’s commitment to launch a coordinated sales process to ensure the engagement necessary to facilitate an optimal outcome.”

Peter W.H. Tan, Chairman of CM Bermuda Limited’s parent, CMIG International Holding Pte. Ltd., added “We appreciate the opportunity to work cooperatively and collaboratively with the management team and the Strategic Review Committee to achieve an optimal outcome for Sirius Group. The involvement of key stakeholders is critical to ensuring an orderly and successful outcome for any transaction.”

Meyer S. Frucher, Chairman of the Board, commented, “Maintaining the strength of Sirius Group’s 75-year deep-rooted franchise and maximizing value for all shareholders remains our number one priority. Our executive team supported by Sirius Group’s talented and dedicated employees will continue operations as usual, as we work with CM Bermuda Limited towards completing the strategic review process and announcing a transaction expeditiously.”

There can be no assurance that a transaction will be entered into, or if entered into, the terms and conditions thereof. Neither the Company nor CM Bermuda Limited intends to comment further publicly on the sale process unless a definitive transaction is entered into or as otherwise required by applicable law or listing requirements.

About Sirius Group

Sirius Group, with $2.5 billion of total capital and roots dating back to 1945, is a global multi-line (re)insurer headquartered in Bermuda with a unique global branch network, including offices in Stockholm, New York and London. Sirius Group's success over the years has come from working with honest, capable partners. Sirius Group provides a fully diversified set of tailored risk products to clients in approximately 150 countries, including health and travel products to consumers through its two managing general underwriters, ArmadaCorp Capital, LLC and International Medical Group Acquisition, Inc. Sirius Group has been publicly traded since November 2018. You can learn more by visiting www.siriusgroup.com.

Cautionary Note Regarding Forward-Looking Statements

We have made statements in this press release that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, including statements about the success of the strategic review and/or sale of the Company. You can identify forward-looking statements by the use of forward-looking terminology such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "target," "continue," "could," "may," "might," "will," "possible," "potential," "predict," "should," "would," "seeks," "likely," and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sirius Group and speak only as of the date of this document. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, Sirius Group's exposure to unpredictable catastrophic and casualty events and unexpected accumulations of attritional losses related to pandemic risks (including COVID-19), including loss in certain lines of business and the Company’s investment portfolio; increased competition from existing insurers and reinsurers and from alternative capital providers, such as insurance-linked funds and collateralized special purpose insurers; decreased demand for Sirius Group's insurance or reinsurance products, consolidation and cyclical changes in the insurance and reinsurance industry; the inherent uncertainty of estimating loss and loss adjustment expenses reserves, including asbestos and environmental reserves, and the possibility that such reserves may be inadequate to cover Sirius Group's ultimate liability for losses; a decline in or withdrawal of Sirius Group's operating subsidiaries' ratings with rating agencies; the exposure of Sirius Group's investments to interest rate, credit, equity risks and market volatility, which may limit Sirius Group's net income and may affect the adequacy of its capital and liquidity; losses related to cyber-attacks on Sirius Group's information technology systems; the impact of various risks associated with transacting business in foreign countries, including foreign currency exchange-

rate risk and political risks on investments in, and revenues from, Sirius Group's operations outside the U.S.; the possibility that Sirius Group may become subject to additional onerous governmental or regulatory requirements or fail to comply with applicable regulatory and solvency requirements; Sirius Group's significant deferred tax assets may become materially impaired as a result of insufficient taxable income or a reduction in applicable corporate tax rates or other change in applicable tax law; a decrease in the fair value of Global A&H and/or Sirius Group's intangible assets may result in future impairments; the limited liquidity and trading of Sirius Group's securities; CMIG International Holding Pte. Ltd.'s status as a controlling shareholder, including its affiliates' liquidity issues, and actions taken by CMIG International Holding Pte. Ltd or any other parties in interest in connection with such liquidity issues including ownership changes;  Sirius Group's status as a publicly traded company, foreign private issuer and controlled company; the consequences of the written resolution of Sirius Group's controlling shareholder which may  prohibit the Board of Sirius Group from issuing any form of equity without shareholder approval; and other risks identified in Sirius Group's Annual Report on Form 10-K for the year ended December 31, 2019, subsequent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Sirius Group prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information or data, future events or other circumstances after the date of this release.

Contact:

Sirius Group
Lynda.Caravello@SiriusGroup.com

Edelman
Laurie.Hays@Edelman.com

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